Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of TKO Group Holdings, Inc., of our report dated May 12, 2023, relating to the financial statements of Zuffa Parent, LLC, appearing in the registration statement No. 333-271893 on Form S-4 of New Whale Inc./ World Wrestling Entertainment, Inc.

/s/ Deloitte & Touche LLP

New York, New York

September 12, 2023